EXHIBIT 99.1

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement ") is dated as of April 1, 2019 (the "Effective Date") by and between, Fision Corp., a Delaware Corporation, with an office at I 300 N. Sixth St., Suite 308B, Minneapolis, MN 55403 ("Fision"), and Capital Market Solutions, LLC, a Delaware limited liability company , with an address at 3225 S. MacDill Ave. , Suite 129-339, Tampa, FL 33629 (the "Consultant" ). Fision and Consultant are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, Fision desires to utilize the services of the Consultant as further described hereinafter;

WHEREAS, Consultant has experience and expertise in, inter alia, accounting, finance and operations;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fision and the Consultant agree as follows:

1. Services. Fision hereby engage the Consultant and the Consultant agrees to provide services to Fision in accordance with the terms set forth in this Agreement.

(a)	The Consultant shall provide outsourced interim Chief Financial Officer services.

(b)	The Consultant shall provide outsourced interim Chief Operating Officer services.

(c)	The Consultant shall provide outsource investor relations, public relations, corporate governance advice, target acquisition assessments and turnaround advisory recommendations.

(d)	The Consultant acknowledges and agrees that it shall be an independent contractor and, neither the Consultant nor any principal or agent thereof shall be considered an "employee" of Fision for any purpose. Consultant shall be solely responsible for the payment of all federal, state and local taxes, use taxes, withholding taxes, income taxes, unemployment and workers’ compensation insurance premiums and similar items relative to its compensation hereunder and any of its own staff utilized to meet its obligations hereunder.

2. Term and Termination. This Agreement shall begin on the Effective Date and terminate on April 1, 2020.

3. Compensation.

(a)	The Consultant shall be compensated in the amount of $50,000.00 per month, due on the first date of each month during the term of this Agreement. Consultant understands and agrees that dependent on cash-flows and ability to pay, Fision may accrue this liability during the term of this Agreement.

(b)	Upon execution hereof, Fision shall issue to Consultant or Consultant’s designees 30 Million common shares of Fision.

(c)	Upon execution hereof, Fision shall issue to Consultant or Consultant’s designees a Warrant to purchase 30 Million common shares of Fision at an exercise price of $0.20 per share with such Warrant having a five (5) year term.

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4. Fision’s Representations. Fision represents and warrants with and to Consultant that:

(a)	Fision has the requisite authority and capacity to enter into and perform its obligations under this Agreement.

(b)	Fision is neither restricted nor prohibited, contractually or otherwise, from entering into and performing this Agreement and Fision’s execution and performance of this Agreement is not a violation or breach of any other agreements between Fision and any other person or entity.

(c)	Any securities issued to the Consultant under this Agreement, shall be duly authorized and validly issued, fully paid and nonassessable, and free and clear of all liens and encumbrances.

5. Consultant's Representations. The Consultant represents and warrants with and to Fision as follows:

(a)	Consultant has the requisite authority and capacity enter into and perform its obligations under this Agreement.

(b)	Consultant is neither restricted nor prohibited, contractually or otherwise, from entering into and performing this Agreement and Consultant’s execution and performance of this Agreement is not a violation or breach of any other agreements between Consultant and any other person or entity.

(c)	This Agreement is a legal, valid and binding agreement of Consult and, enforceable according to its terms.

6. Indemnification.

(a)	Fision agree to indemnify, defend, and hold harmless the Consultant, from and against any and all claims, demands , causes of action, debts or liabilities, including reasonable attorney’s fees (collectively " Damages"), to the extent that any such Damages are based upon or arise out of (i) a breach of any of Fision’s representations and warranties contained herein, (ii) the gross negligence or willful misconduct of Fision (including its officers and/or directors) , or (iii) a violation of any federal or state laws by Fision, including its officers and/or directors.

(b)	Consultant agree to indemnify, defend, and hold harmless Fision, from and against any and all claims, demands , causes of action, debts or liabilities, including reasonable attorney’s fees (collectively " Damages"), to the extent that any such Damages are based upon or arise out of (i) a breach of any of Consultant’s representations and warranties contained herein, (ii) the gross negligence or willful misconduct of Consultant (including its officers and/or directors) , or (iii) a violation of any federal or state laws by Consultant, including its officers and/or directors.

7. Successors; Assignment. This Agreement and the rights and obligations under this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any rights or benefits under this Agreement may be assigned by either Party to this Agreement without the other Party's prior written consent.

8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties that are not expressly set forth in those two writings. This Agreement shall not be changed orally, but only in writing signed by the Parties.

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9. Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Florida, without resort to the conflict of law principles thereof. Any lawsuit brought to enforce or interpret this Agreement must be filed and prosecuted in the state court (or federal court if the requirements of federal jurisdiction are met) , as the case may be, sitting in or with jurisdiction over Hillsborough County, Florida, and each of the Parties hereby voluntarily submits to the jurisdiction of such court for such purpose and hereby voluntarily waives any defense or objection to the exercise of such jurisdiction by any such court.

10. Severability and Savings Clause. If one or more of the provisions contained in this Agreement is for any reason (i) objected to, contested or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry regulator (collectively, " Governmental Authority"), or (ii) held to be invalid, illegal or unenforceable in any respect, the Parties hereto agree to negotiate in good faith to modify any such objected to, contested, challenged, invalid, illegal or unenforceable provision. It is the intention of the Parties that there shall be substituted for such objected to, contested, challenged, invalid, illegal or unenforceable provision, a provision as similar to such provision as may be possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Agreement ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on Consultant and Fision as if contained in the original Agreement. The invalidity, illegality or unenforceability of any one or more provisions hereof will not affect the validity and enforceability of any other provision hereof.

11. Notices. All notices, requests, demands, claims or other communications required or permitted under this Letter Agreement (except for Notices of Additional Referrals, which shall be given as provided in paragraph 7 above) shall be sent by nationally recognized overnight courier (such as FedEx) to the parties at the addresses set forth at the head of this Agreement. A copy of any notice sent to Consultant shall also be sent to:

Daniel J. Dugan, Esquire Spector Gadon & Rosen, P.C.

1635 Market Street, 7th Floor

Philadelphia, PA I 9103

Email: ddugan @ lawsgr.com

Fax: 21 5.531.9120

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

12. Third Party Beneficiary. No person, firm, group, corporation, LLC, LLP or other form of organization is a third-party beneficiary of this Agreement.

13. Counterparts; Electronic Delivery. This Agreement may be executed in any number of original counterparts so long as each counterpart is identical, each of which having been so executed and delivered shall be deemed an original and all of which, collectively, shall constitute one agreement; it being understood and agreed that the signature pages may be detached from one or more such counterparts and combined with the signature pages from any other counterparts in order that one or more fully executed originals may be assembled. A copy of an executed counterpart signature page signed by a Party may be delivered by facsimile or other electronic transmission and, upon such deli very, a print out of the transmitted signature of such Party will have the same effect as if a counterpart of this Agreement bearing an original signature of that Party had been delivered to the other Party.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement effective as of the day and year first above written.

CONSULTANT: Capital Market Solutions, LLC

By:	/s/ William Gerhauser
William Gerhauser, Manager

COMPANY:

Fision Corp

By:	/s/ Mike Brown
Mike Brown, CEO

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